UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2008

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation or organization)

0-18492 (Commission File Number)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive Somerset, NJ (Address of principal executive offices)	08873 (zip code)

(877) 523-9897
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On April 17, 2008, TeamStaff, Inc. (the “Company”) filed an amendment to its Amended and Restated Certificate of Incorporation in order to effect a one-for-four reverse split of the Company’s common stock. The reverse split was approved on April 17, 2008 at the Company’s annual meeting of shareholders and will become effective on April 21, 2008, at which time the Company’s common stock will begin trading on The Nasdaq Global Market on a split-adjusted basis. The Company’s common stock will trade under the symbol “TSTFD” for a period of twenty trading days following the implementation of the reverse split to denote the reverse split, after which time the trading symbol will revert to “TSTF”. The Company will not issue any fractional shares resulting from the reverse split and will pay holders the cash value of fractional shares that would have otherwise been issued. As a result of the reverse stock split, each four shares of Common Stock will be combined and reclassified into one share of Common Stock.

Item 8.01	Other Events.

On April 17, 2008, the Company issued a press release announcing the results of its Annual Meeting of Shareholders held on April 17, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Rick Filippelli
Name:	Rick Filippelli
Title:	President and Chief Executive Officer
Date:	April 17, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 17, 2008.